Exhibit 99.1
PlanetOut Inc. Reports Third-Quarter 2006 Results
Company Strengthens Focus on Product Enhancements, Increased Marketing

•	Leveraging Multi-Platform Advertising Programs
•	Increasing Consumer Demand Through Product Improvements and Cross-Company Marketing
SAN FRANCISCO, November 8, 2006 — PlanetOut Inc. (Nasdaq: LGBT) the world’s leading media and entertainment company focused exclusively on the gay and lesbian market, today reported its financial results for the third quarter ended September 30, 2006.
“During the course of the past year, we have successfully grown and diversified our revenue streams through the acquisitions of LPI, publisher of the three largest circulation gay-and-lesbian-focused magazines, and RSVP Vacations, a leading marketer of travel adventures for the LGBT community. We continue to take advantage of the synergies inherent across all of our businesses and build a strong foundation for revenue growth and profitability going forward,” said Karen Magee, chief executive officer, PlanetOut Inc.
“Our long term strategy remains unchanged, in spite of some set-backs during the quarter,” Magee added. “Leveraging our unparalleled reach and deep knowledge of the LGBT market, we intend to increase consumer and advertising demand for our products and services through product improvements and enhanced marketing. We believe we are uniquely positioned to achieve our goals with a business that spans a portfolio of powerful and diverse platforms, aimed at a niche demographic whose discretionary income, buying power and education are highly attractive and very favorable when ranked against other demographic groups.”
Third Quarter Financial Results
Revenue — Total revenue for the third quarter of 2006 was $15.4 million, a 104% increase from total revenue of $7.6 million for the third quarter of 2005.
Adjusted EBITDA — Adjusted EBITDA for the third quarter of 2006 was $0.2 million compared with $1.5 million for the same quarter a year ago.
Net Income (Loss) — For the third quarter of 2006, GAAP net loss was $1.5 million, or a loss of $0.09 per basic and diluted share, compared to GAAP net income of $0.8 million, or earnings of $0.05 per basic and diluted share, for the same quarter a year ago. Adjusted Net Loss for the third quarter of 2006 was $1.2 million, or $0.07 per basic and diluted share, compared to Adjusted Net Income of $1.0 million, or $0.06 and $0.05 per basic and diluted share, respectively, for the third quarter of 2005.

Please refer to the “Note to Unaudited Condensed Consolidated Statements of Operations” for definitions of certain key financial measures used here and in the “Business Outlook” sections of this press release.
Third Quarter and Recent Business Highlights
Advertising Services
•	During the quarter Levi’s became a first-time advertiser with a campaign that included advertisements across PlanetOut’s digital and print platforms, and the sponsorship of promotional events in New York and San Francisco. Bristol Myers Squibb, Jeep and Target returned as PlanetOut advertisers with multiplatform campaigns which included both online and print advertising.
Subscription Services
•	The company’s decline in online subscribers was less than the previous quarter, and to reverse this online trend even further, the company recently launched its upgraded online photo management system; a redesigned gay.com home page; and improved locations handling for gay.com members and subscribers.
Transaction Services
•	European riverboat vacations were quickly and successfully transitioned to land-based vacations after the unexpected inability of one of the company’s European business partners to fulfill its commitments to PlanetOut.
During the quarter, the company also obtained a term loan and revolving line of credit with a maximum combined borrowing capacity of up to $15 million to help fund its increased level of investment in product initiatives.
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements.
The company is setting full-year revenue guidance for 2006. Specifically, for the full year, PlanetOut expects revenue of $67.0 — $68.0 million, Adjusted EBITDA of $3.3 — $4.3 million, and Adjusted Net Loss of $2.6 — $1.6 million.
For the fourth quarter of 2006, the company expects revenue of $17.5 — $18.5 million, Adjusted EBITDA of $0.0 — $1.0 million, and Adjusted Net Loss of $1.7 — $0.7 million.

Conference Call and Webcast Information
 The company will host a conference call and live webcast today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time) to discuss results for the third quarter of 2006. Separately, a brief slide presentation will be utilized during the call and will be available on the “Investor Relations” section of the company’s corporate website ( www.planetoutinc.com ).
Parties in the United States and Canada can dial 800-218-8862 to participate in the teleconference. International parties can access the call at 303-262-2050. Additionally, PlanetOut Inc. will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the company’s website ( www.planetoutinc.com ). A telephonic replay will also be available for two weeks after the live call at 800-405-2236 (international parties dial 303-590-3000).
Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Earnings Per Share (“Adjusted EPS”) — Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share — basic and diluted, respectively, which the company believes are the most comparable GAAP measures. The company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and other income (expense), net. The company considers Adjusted EBITDA to be an important indicator of its operational strength. The company deducts other income (expense), net, consisting primarily of interest income (expense) and equity in net income (loss) of unconsolidated affiliate from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation expense from period to period, which the company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation costs are not directly attributable to the underlying performance of the company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted Net Income (Loss) is defined as net income (loss) excluding stock-based compensation expense, restructuring, and other relocation and retention charges. The company considers Adjusted Net Income (Loss) to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted Net Income (Loss) is that it does not include all items that impact the company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS — Basic and Diluted are defined as Adjusted Net Income (Loss) calculated on a basic and diluted per share basis, respectively.
PlanetOut’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s on-going economic performance and PlanetOut therefore uses non-GAAP information internally to evaluate and manage the company’s operations. PlanetOut has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, product enhancements and technology initiatives, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to realize anticipated synergies from the integration of the assets of RSVP Productions, Inc. (“RSVP Vacations”) and LPI Media Inc. and its related entities (“LPI”); competition; timing and success of cruises, events and product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent Quarterly Reports on Form 10-Q and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov . All such forward-looking statements are current only as of the date on which such statements were made. PlanetOut does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
About PlanetOut Inc.
PlanetOut Inc. is the leading global media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community.
PlanetOut’s digital media brands include Gay.com, PlanetOut.com, Advocate.com, Out.com, OutTraveler.com and HIVPlusMag.com, as well as localized versions of the Gay.com site in English, French, German, Italian, Portuguese and Spanish. PlanetOut print media brands, published by LPI, include The Advocate, Out, The OutTraveler and HIVPlus, as well as SpecPub, Inc. titles. Transaction services brands include e-commerce Web sites Kleptomaniac.com and BuyGay.com, travel and events marketer RSVP Vacations, book publisher Alyson Publications, and direct marketer Triangle Marketing Services, among others.
PlanetOut, based in San Francisco with additional offices in New York, Los Angeles, Minneapolis, London and Buenos Aires, offers Global 1000 and local advertisers as well as its own properties access to what it believes to be the most extensive multi-channel, multi-platform network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.
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PlanetOut Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2006	2005	2006
Revenue:
Advertising services	$2,106	$6,386	$6,064	$19,051
Subscription services	5,077	5,831	15,102	18,422
Transaction services	368	3,191	1,120	11,803

Total revenue	7,551	15,408	22,286	49,276

Operating costs and expenses: (*)
Cost of revenue	2,177	8,225	6,622	24,527
Sales and marketing	2,551	4,144	7,539	12,515
General and administrative	1,430	2,996	4,293	9,154
Restructuring	—	58	—	892
Depreciation and amortization	787	1,319	2,455	3,843

Total operating costs and expenses	6,945	16,742	20,909	50,931

Income (loss) from operations	606	(1,334)	1,377	(1,655)
Other income (expense), net	310	(122)	769	(240)

Income (loss) before income taxes and minority interest	916	(1,456)	2,146	(1,895)
Provision for income taxes	(75)	(38)	(116)	(38)
Minority interest in gain of consolidated affiliate	—	—	—	(47)

Net income (loss)	$841	$(1,494)	$2,030	$(1,980)

Net income (loss) per share:
Basic	$0.05	$(0.09)	$0.12	$(0.11)

Diluted	$0.05	$(0.09)	$0.11	$(0.11)

Weighted-average shares used to compute net income (loss) per share:
Basic	17,202	17,333	17,078	17,303

Diluted	18,200	17,333	18,148	17,303

(*) Includes stock-based compensation as follows:
Cost of revenue	$10	$11	$37	$17
Sales and marketing	33	16	58	18
General and administrative	90	34	156	12

Total stock-based compensation	$133	$61	$251	$47

Supplemental Financial Data (See Note to Unaudited
Condensed Consolidated Statements of Operations)

Adjusted EBITDA	$1,526	$244	$4,083	$3,462

Adjusted Net Income (Loss)	$974	$(1,235)	$2,281	$(706)

Adjusted EPS:
Basic	$0.06	$(0.07)	$0.13	$(0.04)

Diluted	$0.05	$(0.07)	$0.13	$(0.04)

(*)	Prior to January 1, 2006, PlanetOut accounted for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25, PlanetOut historically used the intrinsic value method to account for stock-based compensation expense. As of January 1, 2006, PlanetOut accounts for stock-based compensation under the fair value method. As PlanetOut adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes.

PlanetOut Inc.
Note to Unaudited Condensed Consolidated Statements of Operations
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted earnings per share (“Adjusted EPS”) — Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share — basic and diluted, respectively, which the Company believes are the most comparable GAAP measures. The Company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and other income (expense), net. The Company considers Adjusted EBITDA to be an important indicator of its operational strength. The Company deducts other income (expense), net, consisting primarily of interest income (expense) and equity in net income (loss) of unconsolidated affiliate from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation expense from period to period, which the Company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate, minority interest in consolidated affiliate, restructuring, other relocation and retention charges and stock-based compensation costs are not directly attributable to the underlying performance of the Company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted Net Income (Loss) is defined as net income (loss) excluding stock-based compensation expense, restructuring, and other relocation and retention charges. The Company considers Adjusted Net Income (Loss) to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted Net Income (Loss) is that it does not include all items that impact the Company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS — Basic and Diluted are defined as Adjusted Net Income (Loss) calculated on a basic and diluted per share basis, respectively.
The Company undertakes no obligation to provide or update any such estimates or supplemental information in the future.

PlanetOut Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$18,461	$14,781
Short-term investments	—	769
Restricted cash	—	4,080
Accounts receivable, net	6,030	7,434
Inventory	1,349	1,432
Prepaid expenses and other current assets	2,571	12,077

Total current assets	28,411	40,573
Property and equipment, net	8,167	10,011
Goodwill	28,699	32,572
Intangible assets, net	10,909	12,533
Other assets	1,152	1,014

Total assets	$77,338	$96,703

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,334	$2,437
Accrued expenses and other liabilities	2,750	3,661
Accrued restructuring	—	533
Deferred revenue, current portion	8,749	15,081
Capital lease obligations, current portion	309	598
Notes payable, current portion net of discount	222	6,444
Deferred rent, current portion	286	386

Total current liabilities	13,650	29,140
Deferred revenue, less current portion	1,771	1,525
Capital lease obligations, less current portion	212	1,395
Notes payable, less current portion and discount	7,075	10,731
Deferred rent, less current portion	1,578	1,395

Total liabilities	24,286	44,186

Minority interest in consolidated subsidiaries	—	47
Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,333	89,137
Note receivable from stockholder	(603)	—
Accumulated other comprehensive loss	(123)	(132)
Accumulated deficit	(34,572)	(36,552)

Total stockholders’ equity	53,052	52,470

Total liabilities and stockholders’ equity	$77,338	$96,703

PlanetOut Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine months ended
	Setpember 30,
	2005	2006
Cash flows from operating activities:
Net income (loss)	$2,030	$(1,980)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,455	3,843
Provision for doubtful accounts	28	293
Restructuring	—	19
Stock-based compensation	251	47
Amortization of deferred rent	173	(59)
(Gain) loss on disposal or write-off of property and equipment	(3)	15
Equity in net loss of unconsolidated affiliate	57	—
Minority interest	—	47
Changes in operating assets and liabilities, net of acquisition effects and restructuring:
Accounts receivable	(141)	(1,436)
Inventory	—	(83)
Prepaid expenses and other assets	569	(4,653)
Accounts payable	(1,408)	1,027
Accrued expenses and other liabilities	(76)	873
Accrued restructuring	—	533
Deferred revenue	846	(276)

Net cash provided by (used in) operating activities
	4,781	(1,790)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(5,403)
Purchases of property and equipment	(3,246)	(2,670)
Purchases of short-term investments	—	(769)
Changes in restricted cash	—	(4,080)

Net cash used in investing activities	(3,246)	(12,922)

Cash flows from financing activities:
Proceeds from exercise of common stock options and warrants	525	312
Proceeds from issuance of notes payable	—	10,500
Proceeds from repayment of note receivable from stockholder	—	843
Principal payments under capital lease obligations and notes payable	(1,024)	(614)

Net cash provided by (used in) financing activities	(499)	11,041

Effect of exchange rate on cash and cash equivalents	(15)	(9)

Net increase (decrease) in cash and cash equivalents	1,021	(3,680)
Cash and cash equivalents, beginning of period	43,128	18,461

Cash and cash equivalents, end of period	$44,149	$14,781

Supplemental disclosure of noncash flow investing and financing activities:
Property and equipment and related maintenance acquired under capital leases	$34	$2,135

Unearned stock-based compensation	$468	$—

Issuance of common stock warrants in connection with debt issuance	$—	$445

PlanetOut Inc.
Unaudited Reconciliations to Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2006	2005	2006
Adjusted EBITDA:
Net income (loss)	$841	$(1,494)	$2,030	$(1,980)
Minority interest in gain of consolidated affiliate	—	—	—	47
Provision for income taxes	75	38	116	38
Other income (expense), net	(310)	122	(769)	240

Income (loss) from operations	606	(1,334)	1,377	(1,655)
Restructuring	—	58	—	892
Other relocation and retention charges	—	140	—	335
Depreciation and amortization	787	1,319	2,455	3,843
Stock-based compensation	133	61	251	47

	$1,526	$244	$4,083	$3,462

Adjusted Net Income (Loss):
Net income (loss)	$841	$(1,494)	$2,030	$(1,980)
Stock-based compensation	133	61	251	47
Restructuring	—	58	—	892
Other relocation and retention charges	—	140	—	335

	$974	$(1,235)	$2,281	$(706)

Adjusted EPS:
Basic	$0.06	$(0.07)	$0.13	$(0.04)

Diluted	$0.05	$(0.07)	$0.13	$(0.04)

Weighted-average shares used to compute Adjusted EPS:
Basic	17,202	17,333	17,078	17,303

Diluted	18,200	17,333	18,148	17,303